EXHIBIT 99.1

Optio Software Reports Fiscal 2006 Second Quarter Financial Results

Revenues up 9% over previous year

Net income of $0.01 per basic and diluted share

ALPHARETTA, Ga. – Sept. 1, 2005 – Optio Software (OTCBB:OPTO.OB), a leading provider of document process automation solutions, today reported financial results for the fiscal 2006 second quarter and six-month period ended July 31, 2005.

“Optio posted solid results in the second quarter of fiscal year 2006 with revenue growth of 9% from the fiscal quarter ended July 31, 2004, net income of $244,000 and $0.01 per basic and diluted share,” said Wayne Cape, Optio chairman, president and chief executive officer. “Looking forward, we’re encouraged by the strong interest we see for our Optio Business Process Solutions™ from both existing and new customers. We remain focused on our long-term strategy of strengthening our leadership position in the document process optimization and the electronic health record system markets.”

Revenue and Cost of Revenue

Total revenue for the second quarter of 2006 rose 9% to $7.4 million from $6.8 million in the prior fiscal year quarter. Software license revenues were $2.5 million in the three months ended July 31, 2005, compared to $2.6 million in the three months ended July 31, 2004.

Optio’s subscription licensing contracts contributed $526,000 to the quarter ended July 31, 2005. Services and maintenance revenues increased to $4.3 million in the three months ended July 31, 2005 from $4.2 million in the three months ended July 31, 2004.

For the second quarter, total cost of revenue increased slightly to $1.7 million from $1.5 million reported during the same quarter in the prior fiscal year.

Total revenue for the six months ended July 31, 2005 was $14.3 million, compared with $14.0 million in the six months ended July 31, 2004.

Operating Expenses

Total operating expenses increased 11% to $5.4 million in the three months ended July 31, 2005 from $4.9 million in the same period of the prior fiscal year.

Operating expenses for the six months ended July 31, 2005 increased 9% to $10.7 million from $9.8 million in the six months ended July 31, 2004.

Net Income

Net income for the second quarter of fiscal 2006 was $244,000 and diluted earnings per share (EPS) were $0.01, a decline from net income of $427,000 and diluted EPS of $0.02 in the prior-year quarter.

For the six months ended July 31, 2005, net income was $154,000, or $0.01 diluted EPS, a decline from net income of $995,000 and diluted EPS of $0.04 in the six months ended July 31, 2004.

Second Quarter Highlights and Business Metrics

•	Twenty-three new contracts during the quarter, three of which included software licenses exceeding $100,000.

•	Several significant software license transactions were closed during the quarter, including sales to Pacific Energy, ACCO® Brands, and Bennett International Group and Affiliates

•	Optio sold three additional licenses for Optio Imaging Solutions, part of the Optio Business Solutions suite, during the quarter, including one contract with Andrx Corporation in excess of $100,000.

•	The Atlanta Journal-Constitution named Optio Software one of Georgia’s top 50 public companies for 2005.

•	Optio announced a partnership with CD Group to deliver Optio Business Process Solutions for Oracle’s JD Edwards EnterpriseOne customers.

•	Optio closed the quarter with $5.5 million in cash and cash equivalents, compared with $5.4 million as of Jan. 31, 2005.

•	The company had no outstanding balance on its line of credit as of July 31, 2005.

About Optio Software

Optio Software provides document process automation solutions to help organizations achieve unprecedented speed, accuracy, functionality and quality in their inbound and outbound document processes. More than 5,000 customers use Optio solutions to streamline these document-intensive processes and reduce costs as they extend their investments in hospital information systems (HIS) and enterprise resource planning (ERP) applications. Founded in 1981, Optio Software, headquartered in Alpharetta, Ga., maintains Europe, Middle East and Africa headquarters in Paris, and sales offices in Germany and the United Kingdom. More information about Optio Software (OTCBB:OPTO.OB) is available at OptioSoftware.com.

© Copyright 2005, Optio Software, Inc. All Rights Reserved. Optio is a registered trademark and Optio Imaging Solutions is a trademark of Optio Software, Inc. Other companies and products mentioned in this document are the property of their respective owners.

Forward Looking Statements

This press release includes statements and other matters that could be considered to be forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private

Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. Factors that might cause or contribute to such differences include, but are not limited to, risks associated with Optio’s reliance on strategic marketing and reseller relationships, the collectibility of Optio’s accounts receivable and note receivable (specifically, the M2 note receivable), fluctuations in operating results because of acquisitions or dispositions, failure to integrate new products and newly acquired companies, diversion of management resources relating to acquisitions, reduction in cash reserves relating to acquisitions, challenges relating to acquisitions and the possibility that this may cause Optio to no longer be profitable, the negative effect on Optio’s earnings relating to the amortization or potential write-down of acquired assets or goodwill, failure to retain the business relationships with existing customers of acquisitions, changes in competition, changes in economic conditions in the U.S. and in other countries in which Optio currently does business (both general and relative to the technology industry), delays or inability in developing new or unique software, market acceptance of new products, the failure of new products to operate as anticipated, expectation of achieving and sustaining operating profits and earnings, including the timing of such cash flow and company performance, disputes regarding Optio’s intellectual property, risks relating to the delisting of our stock, possible adverse results of pending or future litigation, or risks associated with Optio’s international operations. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of Optio. These and additional factors are set forth in “Safe Harbor Compliance Statement for Forward-Looking Statements” included as Exhibit 99.1 to Optio’s most recent Quarterly Report on Form 10-Q. You should carefully review these risks and additional risks described in other documents Optio files from time to time with the Securities and Exchange Commission, including the Quarterly Report of Form 10-Q that Optio will file on or before September 14, 2005.

OPTIO SOFTWARE, INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2005	2004	2005	2004
Revenue:
License fees	$2,544	$2,579	$4,755	$5,460
Subscription fees	526	—	1,035	—
Services, maintenance, and other	4,309	4,215	8,505	8,540

	7,379	6,794	14,295	14,000

Cost of revenue:
License fees	175	174	357	323
Services, maintenance, and other	1,561	1,369	3,176	2,955

	1,736	1,543	3,533	3,278

	5,643	5,251	10,762	10,722

Operating expenses:
Sales and marketing	2,748	2,620	5,609	5,315
Research and development	1,316	1,073	2,594	2,158
General and administrative	1,127	1,080	2,044	2,133
Depreciation and amortization	243	106	431	177

	5,434	4,879	10,678	9,783

Income from operations	209	372	84	939
Other income (expense):
Interest income	60	41	116	83
Interest expense	(2)	(4)	(4)	(7)
Other	(13)	18	(14)	38

	45	55	98	114

Income before income taxes	254	427	182	1,053
Income tax expense	10	—	28	58

Net income	$244	$427	$154	$995

Net income per share - basic	$0.01	$0.02	$0.01	$0.05

Net income per share - diluted	$0.01	$0.02	$0.01	$0.04

Weighted average shares outstanding - basic	20,880,334	19,519,136	20,870,480	19,460,182

Weighted average shares outstanding - diluted	23,935,173	22,710,744	24,188,430	22,867,014

OPTIO SOFTWARE, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2005	January 31, 2005
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities	$5,461	$5,433
Accounts receivable, net	5,022	4,734
Notes receivable from M2	323	353
Other current assets	596	430

Total current assets	11,402	10,950

Property and equipment, net	649	668
Notes receivable	1,879	2,008
Goodwill and other intangible assets, net	3,578	3,778
Other assets	113	91

Total Assets	$17,621	$17,495

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,004	$932
Other accrued liabilities	1,704	2,000
Deferred revenue	6,654	6,458
Current portion of debt and capital lease obligations	50	86

Total current liabilities	9,412	9,476
Long-term portion of debt and capital lease obligations	—	7
Long-term accrued expenses	71	85
Shareholders’ equity	8,138	7,927

Total liabilities and shareholders’ equity	$17,621	$17,495